EX-99.23(d)(121)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 30th day of April 2007.


JACKSON NATIONAL ASSET                      T. ROWE PRICE ASSOCIATES, INC.
MANAGEMENT, LLC

By:____________________________             By:
Mark D. Nerud                               Name:______________________________
Title: President                            Title:_____________________________

                                   SCHEDULE B
                              DATED APRIL 30, 2007
                                 (Compensation)

----------------------------------------------------------------------------
                   JNL/T. ROWE PRICE ESTABLISHED GROWTH FUND
----------------------------------------------------------------------------
               AVERAGE DAILY NET ASSETS                     ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $250 million                                              .40%
------------------------------------------------------- --------------------
$250 to $500 million                                            .375%
------------------------------------------------------- --------------------
Amounts over $500 million                                       .35%*
------------------------------------------------------- --------------------
*When net assets exceed $1 Billion, the annual rate asterisked is applicable to all the amounts in the JNL
/T.Rowe Price Established Growth Fund.

----------------------------------------------------------------------------
                      JNL/T. ROWE PRICE MID-CAP GROWTH FUND
----------------------------------------------------------------------------
               AVERAGE DAILY NET ASSETS                     ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $20 million                                               .60%
------------------------------------------------------- --------------------
$20 to $50 million                                              .50%
------------------------------------------------------- --------------------
$50 to $200 million                                             .50%
------------------------------------------------------- --------------------
Amounts over $200 Million                                      .50%**
------------------------------------------------------- --------------------
**When net assets exceed $200 million, the annual rate asterisked is applicable to all the amounts in the JNL/T.
Rowe Price Mid-Cap Growth Fund.

----------------------------------------------------------------------------
                          JNL/T. ROWE PRICE VALUE FUND
----------------------------------------------------------------------------
               AVERAGE DAILY NET ASSETS                     ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $250 million                                              .40%
------------------------------------------------------- --------------------
$250 to $500 million                                            .375%
------------------------------------------------------- --------------------
Amounts over $500 Million                                       .35%
------------------------------------------------------- --------------------